EXHIBIT 10(c)

EMPLOYMENT CONTRACT

This EMPLOYMENT CONTRACT ("Agreement"), effective as of the 1st day of October, 2014 ("the Date of Employment"), is entered into by and between Trecora Resources, a Delaware corporation whose principal office is located at 1650 Hwy 6, Suite 190, Sugar Land, Texas 77478, and Peter M. Loggenberg, Ph.D. ("Loggenberg") of 902 Sprucewood Lane, Houston, Texas 77024.

W I T N E S S E T H:

WHEREAS, Trecora Resources owns and operates a chemical manufacturing business;

WHEREAS, Loggenberg and Trecora Resources wish to enter into an agreement governing the terms and conditions of his employment; and

WHEREAS, on even date herewith, Loggenberg and Trecora Resources also entered into a Severance Agreement and Covenant Not to Compete, Solicit and Disclose ("Severance Agreement"), pursuant to which Trecora Resources promised to provide Loggenberg (i) severance pay, (ii) access to proprietary, confidential, and other information, and (iii) industry specific training, in exchange for which Loggenberg covenants not to compete, solicit and disclose the confidential information to be provided thereby;

NOW, THEREFORE, for and in consideration of the premises and the mutual promises, covenants, and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged and confessed, the parties hereto agree as follows:

ARTICLE I
EMPLOYMENT

1.1 Trecora Resources hereby agrees to employ Loggenberg as the President of its subsidiary, Trecora Chemical, Inc. ("Company"), and Loggenberg hereby accepts such employment in accordance with the terms of this Agreement and the terms of employment applicable to regular employees of the Company. In the event of any conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control.

ARTICLE II
DUTIES OF LOGGENBERG

2.1 The duties of Loggenberg shall include the performance of all duties typical of the office held by Loggenberg as described in the bylaws of the Company and such other duties and projects as may be assigned by a superior officer of the Company, if any, or the board of directors of the Company. Loggenberg will not, during the term of this Agreement, directly or indirectly engage in any other business competing directly with the Company, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, with or without compensation, without the prior written consent of the Company. In addition to the duties described herein, Loggenberg is also authorized and directed to do the following:

2.2 provide reasonable professional direction and supervision of the personnel of Company, including providing Company with advice and assistance in the hiring, evaluation, promotion, and firing of such personnel;

2.3 assist Company in the development of policies and procedures for Company's business and keeping such business in compliance with all such policies and procedures;

2.4 do all things reasonably necessary or desirable to maintain and improve his skills as an employee;

2.5 use reasonable efforts to promote and support the interests (business and otherwise) of the Company, including, but not limited to, participating in marketing activities and efforts;

2.6 assist the Company in marketing and developing marketing plans and procedures to expand sales of the products and services of the Company's business to both existing and new customers;

2.7 take reasonable efforts to keep and maintain (or causing to be kept and maintained) appropriate records relating to the business of the Company and attending to correspondence, reports, and other record keeping requirements associated with Loggenberg's duties with the Company;

2.8 take reasonable efforts to see that the Company complies with all state, federal, and local laws, rules, and regulations applicable to the business of the Company;

2.9 comply in all respects with the rules, policies, and procedures of the Company;

2.10 abide by any reasonable schedule of hours formulated by the Company;

2.11 at the request or with the consent of the Company, attend conventions and seminars, participate in professional societies, the cost of which will be paid by Company, and do all things reasonably desirable to maintain and improve his professional skills;

2.12 cooperate with other employees and officers of the Company and the Company's parent and sister companies in all reasonable manners; and

2.13 perform in a diligent and timely manner such duties as set forth herein and such other duties as Company and Loggenberg may, from time to time, agree.

ARTICLE III
EXCLUDED ACTIVITIES AND INTELLECTUAL PROPERTY

3.1 Any knowledge that Loggenberg possesses or develops that relates to Drilling Base Fluids, Fracking or Completions Fluids as well as any chemistry related to the dehydrogenation or oxidation of C2 and C3 molecules including but not limited to ethane, ethylene ethanol, propane, propylene and propanol, excluding wax production, will not be any part of this agreement as Company recognizes that this subject matter is not part of this agreement and Loggenberg retains the right to continue and retain business, intellectual property and all other rights regardless of the existence of this agreement. Should Company wish to use such technology or business, then a separate mutually acceptable agreement needs to be concluded between Loggenberg and the Company.

3.2 It is recognized by both parties that Loggenberg has business with SSI, Arthur Steier, SSI Schuman, or other related parties. Due to the possibility of conflicts of interest, and the need to provide the Company with his primary attention, it is agreed that Loggenberg will extricate himself from those interests within three (3) years of accepting the position with the Company.

3.3 It is recognized by both parties that Loggenberg has a relationship with Don Power and DP&PL, which company may have patented technologies, and which the Company may wish to use in the future. Both parties agree that if the Company can use the technology to its benefit, there will be a reasonable royalty or other fee structure developed to the benefit of both parties. In the case of development of future technologies, Loggenberg agrees to keep any further developments with that relationship separate from the business of the Company and his responsibilities thereto.

3.4 Loggenberg agrees to observe and comply with the reasonable rules and regulations of the Company and its business as adopted from time to time.  Loggenberg shall not engage in any business or other activity than those listed in sections 3.1-3.3 above that hinders in any way Loggenberg's ability to serve as an employee of the Company.

ARTICLE IV
COMPENSATION AND BENEFITS

4.1 Compensation During Term of Employment.

a.
Salary.  Loggenberg will be paid a base salary of THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($350,000.00) per year, payable in installments according to the Company's regular payroll schedule.  The base salary shall be adjusted in January following each year of employment at the discretion of the board of directors, with minimum salary increase on an annual basis determined by the same formula and factors the Company and Trecora Resources use for other upper management positions.

b.	Signing Bonus. Loggenberg shall receive a bonus of THIRTY FIVE THOUSAND AND NO/100 DOLLARS ($35,000.00) payable upon signing this Agreement.

c.	Stock Grant. Loggenberg shall receive a grant of SEVEN THOUSAND (7,000) restricted common shares of Trecora Resources upon the signing of this Agreement.

4.2 Benefits.

a.
Medical and Dental Insurance.  Company will either reimburse, if Loggenberg obtains his own coverage, or provide health insurance, dental insurance, medical and hospital treatment benefits for Loggenberg with such medical and hospital treatment program as made available to other similarly situated employees, and other type of benefits as the Company may from time to time have in effect for its other employees and their families. The Company currently covers 80% of the cost of such coverage with the employee responsible for the remainder. Alternatively, Loggenberg may purchase his own insurance, and the Company will contribute the amount it would have contributed under the Company's regular health insurance program.

b.
Pension and Profit Sharing Plans.  Loggenberg shall be entitled to participate in the 401K plan and quarterly profit sharing plan adopted by the Company for the benefit of its officers and/or regular employees.

c.
Long-Term Incentive Compensation Plans.  Loggenberg shall be entitled to participate in any long-term incentive compensation plan adopted by the Company for the benefit of officers and/or regular employees.

d.
Annual Cash Incentive Plan.  Loggenberg shall be entitled to participate in the annual cash incentive plan adopted by the Company for the benefit of officers and/or regular employees. The target Bonus for Loggenberg will be initially set at 60% for purposes of the calculation with the Maximum Bonus as % of Base Salary being set at 120% of Base Salary.

e.
Automobile.  Company will provide to Loggenberg the use of an automobile of Loggenberg's choice at a gross purchase price not to exceed $50,000.  Company agrees to replace the automobile with a new one at Loggenberg's request no more often than once every five years or 85.000 miles, whichever comes first. Company will pay all automobile operating expenses incurred by Loggenberg in the performance of Loggenberg's Company duties. Company will procure and maintain in force an automobile liability policy for the automobile with coverage, including Loggenberg, in the minimum amount of $1,000,000 combined single limit on bodily injury and property damage.

f.
Expense Reimbursement.  Loggenberg shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment in accordance with normal Company policy, incurred by Loggenberg in the performance of Loggenberg's duties. Loggenberg will maintain records and written receipts as required by Company policy and reasonably requested by the board of directors to substantiate such expenses.

g.	Vacation. Loggenberg shall be entitled to 20 days of paid vacation each calendar year in accordance with normal Company policy.

h.	Holidays. Loggenberg will be entitled paid holidays each calendar year in accordance with normal Company policy.

i.	Sick Leave. Loggenberg shall be entitled to sick leave and emergency leave according to the regular policies and procedures of Company.

ARTICLE V
TERM AND TERMINATION

5.1 Term of Employment.  As used herein, "Term of Employment" shall mean the period commencing and effective on date of this Agreement, and continuing for an indefinite term until terminated in accordance with the provisions of this Agreement.

5.2 Termination For Good Cause.  Company may terminate this Agreement upon the first to occur of the following each of which shall constitute good cause for termination of this Agreement:

The commission of any crime by Loggenberg involving moral turpitude;
a.	Loggenberg's embezzling any funds or property of the Company or committing any other dishonest act towards the Company;

b.	Company's determination that Loggenberg was under the influence of alcohol or illegal drugs, as defined by the Company's employee handbook, during working hours;

5.3 Termination Without Good Cause.  This Agreement may be terminated by either party without cause, by giving written notice, sixty (60) days prior to the effective date of termination. If Company terminates Loggenberg without cause, then severance payments as per the Severance Agreement entered into in addition to this Agreement will apply.

ARTICLE VI
ADDITIONAL PROVISIONS

6.1 Additional Assurances.  The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties, except as may be specifically provided to the contrary; provided, however, at the request of the Company, Loggenberg shall execute such additional instruments and take such additional acts as Company may deem necessary to effectuate this Agreement.

6.2 Legal Fees and Costs.  Each party shall pay their own legal fees and costs to enforce the terms and provisions of this Agreement.

6.3 Choice of Law and Dispute Resolution.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND SHALL BE PERFORMABLE IN HARRIS COUNTY, TEXAS AND VENUE FOR ANY LITIGATION REGARDING THIS AGREEMENT SHALL BE IN THE STATE OR FEDERAL COURTS OF HARRIS COUNTY, TEXAS.  LOGGENBERG HEREBY ACKNOWLEDGES THAT HE AGREES TO SUBMIT ALL CLAIMS AGAINST THE COMPANY (INCLUDING BUT NOT LIMITED TO STATUTORY AND COMMON LAW EMPLOYMENT OR TORT CLAIMS, CLAIMS FOR BREACH OF THIS AGREEMENT, OR ANY OTHER CLAIMS AGAINST THE COMPANY) TO BINDING ARBITRATION WITH THE AMERICAN ARBITRATION ASSOCIATION.  LOGGENBERG HEREBY WAIVES HIS RIGHT TO A JURY TRIAL FOR ANY DISPUTE DESCRIBED HEREIN.

6.4 Benefit/Assignment.  Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal representatives, successors, and assigns; provided, however, that Loggenberg may not assign this Agreement or any or all of Loggenberg's rights or obligations hereunder without the prior written consent of the Company.

6.5 Waiver of Breach.  The waiver by the Company of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver by the Company of any subsequent breach of the same or other provision hereof.

6.6 Notice.  Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

Loggenberg:
Peter M. Loggenberg, Ph.D.
902 Sprucewood Lane
Houston, Texas 77024
Phone:   (713) 461-4580

Company:
Trecora Resources
Attention:  Nick Carter
1650 Highway 6 South
Suite 190
Sugar Land, Texas 77478
Phone 281-980-5522

With a copy to:
Charles W. Goehringer Jr.
Germer PLLC
P. O. Box 4915
Beaumont, Texas  77704-4915
Phone:  (409) 654-6700
Fax: (409) 835-2115

or to such other address and to the attention of such other person or officer as either party may designate by like written notice.

6.7 Assignment. None.

6.8 Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations.  In the event any provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason and in any respect, and the basis of the bargain of this Agreement is not thereby destroyed, such invalidity, illegality, or unenforceability shall not affect the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

6.9 Divisions and Headings.  The divisions of this Agreement into articles and sections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

6.10 Entire Agreement/Amendment.  This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the subject matter.  No party shall be entitled to benefits other than those specified herein.  As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that, in entering into and executing this Agreement, each is relying solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or oral, not expressly incorporated herein, are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. This Agreement may not be changed, revised or modified unless by mutual consent and in writing, signed by both parties. The section headings and title contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever required by the context, gender shall include any other gender, singular shall include plural, and the plural shall include singular. This Agreement shall be executed in duplicate originals, each of which when executed and delivered shall constitute but one in the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple original counterparts, all as of the day and year first above written.

COMPANY: Trecora Resources

By: /s/ Nicholas Carter
      Nicholas N. Carter, President/CEO

LOGGENBERG:                            By: /s/ Peter M. Loggenberg
Peter M. Loggenberg, Ph.D.